Exhibit 10.24

PROMISSORY NOTE

Principal	Loan Date	Maturity	Loan No.	Call/Coll	Account	Officer	Initials
$8,600,000.00	11-3-2017	12-1-2027	5510059503301			DJ

References in the boxes above are for Lender’s use only and do not limit the applicability of this document to any particular loan or Item Any item above containing •••••·has been omitted due to text length limitations

Borrower:	COF North, LLC, a Virginia limited liability company 4198 Cox Road, Suite 200 Glen Allen, VA 23060	Lender:	Langley Federal Credit Union 721 Lakefront Commons Newport News, VA 23606

IMPORTANT NOTICE

THIS INSTRUMENT CONTAINS A CONFESSION OF JUDGMENT PROVISION WHICH CONSTITUTES A WAIVER OF IMPORTANT RIGHTS YOU MAY HAVE AS A DEBTOR AND ALLOWS THE CREDITOR TO OBTAIN A JUDGMENT AGAINST YOU WITHOUT ANY FURTHER NOTICE.

Principal Amount:	$8,600,000.00	Date of Note:	November 3, 2017

PROMISE TO PAY. COF North, LLC, a Virginia limited liability company (“Borrower”) promises to pay to Langley Federal Credit Union (“Lender”), or order, In lawful money of the United States of America, the principal amount of Eight Minion Six Hundred Thousand & 00/100 Dollars ($8,600,000.00), together with interest on the unpaid principal balance from November 1,2017, until paid In full.

PAYMENT. Subject to any payment changes resulting from changes In the Index, Borrower pay this loan In accordance with the following payment schedule, which calculates Interest on the unpaid principal balance as described In the “INTEREST CALCULATION METHOD” paragraph using the interest rates described In this paragraph: 60 monthly consecutive principal and Interest payments In the initial amount of S49,n4.06 each, beginning January 1,2018, with Interest calculated on the unpaid principal balances using an interest rate of 4.900%; 59 monthly consecutive principal and Interest payments beginning January 1,2023, with interest calculated on the unpaid principal balances using an interest rate based on the Index described below, plus a margin of 3.100 percentage points, adjusted If necessary for the minimum and maximum rate limitations for this loan; and one principal and Interest payment of December 1, 2027, with Interest calculated on the unpaid principal balances using an Interest rate based on the Index described below, plus a margin of 3.100 percentage points, adjusted If necessary for the minimum and maximum rate limitations for this loan. The final payment wl11 be for all principal and accrued interest not yet paid, together with any other unpaid amounts under this Note. Unless otherwise agreed or required by applicable law, payments will be applied to any accrued unpaid interest. Borrower will pay Lender at Lender’s address shown above or at such other place as Lender may designate In writing. All payments must be made In U.S. dollars and must be received by Lender consistent with any written payment Instructions provided by Lender. If a payment Is made consistent with Lender’s payment instructions but received after 4:00 PM Eastern Time, Monday through Friday or payments made during holidays or weekends, Lender will credit Borrower’s payment on the next business day.

VARIABLE INTEREST RATE. The Interest rate on this Note Is subject to change from time to time based on changes In an Independent index which the daily average yield on United Stale Treasury securities adjusted to a constant maturity of five years. as made available by the Federal Reserve Board (the “Index’). The Index is not necessarily the lowest rate charged by Lender on its loans. If the Index becomes unavailable during the term of this loan, Lender may designate a substitute Index after notifying Borrower. Lender will tell Borrower if the current Index rate upon Borrower’s request. The Interest rate change will not occur more often than each 5 years. Borrower understands that Lender may make loans based on other rates as well. The interest rate or rates to be applied to the unpaid principal balance during this Note will be the rate or rates set forth herein in the “Payment” section. Notwithstanding any other provision of this Note after the first payment stream, the Interest rate for each subsequent payment stream will be effective as of the due date of the last payment In the just-ending payment stream. NOTICE. Under no circumstances will the Interest rate on this Note be less than 4.9000% per annum or more than the maximum rate allowed by applicable law. Whenever Increases occur In the Interest rate, Lender, at its option may do one or more of the following:(A) increase Borrower’s payments to ensure Borrower’s loan will pay off by its original final maturity date. (B) increase Borrower’s payments to cover accruing Interest, (C) increase the number of Borrower’s payments, and (0) continue Borrower’s payments at the same amount and increase Borrower’s final payment

INTEREST CALCULATION METHOD: Interest on this Note Is computed on a 30/360 simple Interest basis; that Is, with the exception of odd days before the first full payment cycle, monthly Interest Is calculated by applying the ratio of the Interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by a month of 30 days. Interest for the odd days before the first full month is calculated on the basis of the actual days and a 360-day year. All Interest payable under this Note Is computed using this method.

PREPAYMENT. Borrower agrees that au roan fees and other prepaid finance charges are earned fully as of the date of the loan and will not be subject to refund upon early payment (whether voluntary or as a result of default). except as otherwise required by law Except for the foregoing, Borrower may pay without penalty all or a portion of the amount owed earlier that is due. Early payments win not, unless agreed to by Lender In writing, relieve Borrower of Borrower’s obligation to continue to make payments under the payment schedule, Rather, early payments win reduce the principal balance due and may result in Borrower’s making fewer payments. Borrower agrees not to send Lender payments marked ‘paid in full, “without recourse”, or similar language. If Borrower sends such a payment, Lender may accept It without losing any of Lender’s rights under this Note, and Borrower will remain obligated lo pay any further amount owed to Lender. All written communications concerning disputed amounts, Including any check or other payment Instrument that Indicated that the payment constitutes “payment In full” of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount must be mailed or delivered to: Langley Federal Credit Union, Commercial Lending Department, 721 Lakefront Commons, Suite 105 Newport News, VA 23606.

LATE CHARGE. All payment is 15 days or more late, Borrower will be charged 5.000% of the unpaid portion of the regularly schedules payment.

INTEREST AFTER DEFAULT. Upon default. Including failure to pay upon final maturity, the Interest rate on this Note shall be increased by adding an additional 2.000 percentage point margin (‘Default Rate Margin’). The Default Rate Margin shall also apply each succeeding interest rate change th.at would have applied had there been no default. After maturity, or after this Note would have matured had there been no default, the Overall Rate Margin will continue to apply to the final interest rate described in this Note. However, in no event will the interest rate exceed the maximum interest rate limitations under applicable law.

PROMISSORY NOTE

Loan No:	5510059503301	(Continued)	Page 2

DEFAULT. Each of the follow shall constitute an event of default (“Event or Default”) under this Note:

Payment Default. Borrower fails to make any payment when due under this Note.

Other Defaults. Borrower fails to comply Wi h or to perform any other term obligation, covenant or condition contained in this Note or in any of the related documents to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower

Environmental Default. Failure of any party to comply with or perform when due any term. obligation, covenant or condition contained in any environmental agreement executed in connection with any loan.

False Statements. Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower’s behalf, or made by Guarantor, or any other guarantor, endorser, surety or accommodation party, under this Note or the related documents in connection with the obtaining of the loan evidences by this Note or any security document directly or indirectly securing repayment of this Note is false or misleading in any material respect. either now or al the lime made or furnished or becomes false or misleading at any time thereafter.

Insolvency. The dissolution or termination or Borrower’s existence as a going organization, or a trustee or receiver is appointed for Borrower or for all or a substantial portion of the assets of Borrower. or Borrower makes a general assignment for the benefit or Borrower’s creditors, or Borrower files for bankruptcy. or an Involuntary bankruptcy petition is filed against Borrower and such Involuntary petition remains undismissed for sixty (60) days.

Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings. whether by judicial proceeding, self-help, repossess on or any other method.by any creditor of Borrower or by any governmental agency against any collateral securing the loan. This includes a garnishment of any of Borrower’s accounts, including deposit accounts, with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.

Execution; Attachment. Any execution or attachment is levied against the Collateral, and such execution or attachment is not set aside, discharged or slayed within thirty (30) days alter the same Is levied.

Change in Zoning or Public Restriction. Any change in any zoning ordinance or regulation or any other public restriction is enacted, adopted or implemented. that limits or defines the uses which may be made of the Co lateral such that the present or intended use of the Collateral, as specified In the related documents, would be In violation of such zoning ordinance or regulation or public restriction, as changed.

Default Under Other Lien Documents. A default occurs under any other mortgage. deed of trust or security agreement covering an or any portion of the Collateral

Judgment. Unless adequately covered by insurance in the opinion of Lender, the entry of a final judgment for the payment of money involving more than ten thousand dollars (510.000 00) against Borrower and the failure by Borrower to discharge the same or cause it to be discharged or bonded off to Lender’s satisfaction within thirty (30) days from the date of the order, decree or process under which or pursuant to which such judgment was entered.

Events Affecting Guarantor. Any of the preceding events occurs with respect to any Guarantor, or any other guarantor, endorser, surety. or accommodation party of any of the indebtedness or any Guarantor or any other guarantor. endorser, surety, or accommodation party dies or becomes incompetent or revokes or disputes the validity of, or liability guaranty of the Indebtedness evidenced by this Note.

Adverse Change. A mater al adverse change occurs in Borrower’s financial condition. or Lender believes the prospect of payment or performance of this Note is Impaired.

Cure Provisions. If any default , other than a default in payment, is curable and if Borrower has not been given a notice of a breach of the same provision of this Note within the preceding six (6) months, it may be cured If Borrower, after Lender sends written notice to Borrower demanding cure of such default: (1) cures the default within thirty (30) days; or (2) if the cure requires more than thirty (30) days, immediately initiates steps which Lender deems in Lender’s sole discretion to be sufficient to cure the default and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical.

LENDER’S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance under this Note and all accrued unpaid Interest. together with all other applicable fees, costs, and charges, if any, immediately due and payable, and then Borrower will pay that amount.

ATTORNEY’S FEES; EXPENSES. Subject to any limits under applicable law, upon default, Borrower agrees to pay Lender’s attorney’s fees and an of Lender’s other collection expenses, whether or not there is a lawsuit, including without limitation, legal fees and expenses for bankruptcy proceedings.

GOVERNING LAW. This Note will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the Commonwealth of Virginia without regard to Its conflicts of law provisions. This Note has been accepted by Lender In the Commonwealth of Virginia.

PROMISSORY NOTE

Loan No:	5510059503301	(Continued)	Page 3

CHOICE OF VENUE. If there is a lawsuit, Borrower agrees upon Lender’s request to submit to the jurisdiction of the applicable courts for the City of Newport News, Commonwealth of Virginia.

CONFESSION OF JUDGMENT. Upon a default in payment of this Note at maturity, whether by acceleration or otherwise. Borrower hereby irrevocably authorizes and empowers Natasha Merz, Curtis A. Baker, or an authorized officer of Langley Federal Credit Union, any of whom may act as Borrower’s attorney-in-fact to appear in the Circuit Court of the City of Newport News clerk’s office and to confess judgment against Borrower for the unpaid amount of this Note as evidenced by an affidavit signed by an officer of Lender setting forth the amount then due, attorney’s fees plus costs of suit, and to release all errors, and waive all rights of appeal. By a written instrument Lender may appoint a substitute for the above name attorney-in-fact. If a copy of this Note, verified by an affidavit shall have been filed in the proceeding, it will not be necessary to file the original as a warrant of attorney. Borrower waives the right to any stay of execution and the benefit of all exemption laws now or hereafter in effect. No single exercise of the foregoing warrant and power to confess judgment will be deemed to exhaust the power, whether or not any such exercise shall be held by any court to be Invalid, voidable, or void; but the power will continue undiminished and may be exercised from time to time as Lender may elect until all amounts owing on this Note have been paid in full.

STATUTORY LIEN. Borrower agrees that all loan advances under this Note are secured by all shares and deposits in all joint and individual accounts Borrower has with Lender now and in the future. Borrower authorizes Lender, to the extent permitted by applicable law, to apply the balance In these accounts to pay any amounts due under this Note when Borrower is In default under this Note. Shares and deposits in an Individual Retirement Account and any other account that would lose special tax treatment under state or federal law given as security are not subject to the security interest Borrower has given in Borrower’s shares and deposits.

COLLATERAL. Borrower acknowledges this Note is secured by the following collateral described in the security Instruments listed herein·

(A)  a Credit Line Deed of Trust dated November 3, 2017. to a trustee in favor of Lender on real property located in Hanover County, Commonwealth of Virginia. The Real Property or its address is commonly known as 7230 Bell Creek Road, Mechanicsville, VA 23111.

(B)  an Assignment of All Rents to Lender on real property located in Hanover County, Commonwealth of Virgin4a. The Real Property or its address Is commonly known as 7230 Bell Creek Road, Mechanicsville, VA 23111.

(C) inventory, chattel paper, accounts, equipment, general intangibles, fixtures, stand ng Umber and mineral, oil and gas described in a Commercial Security Agreement dated November 3, 2017.

FINANCIAL STATEMENTS. Borrower agrees to provide Lender with such financial statements and other related information at such frequencies and in such detail as Lender may reasonably request.

SUCCESSOR INTERESTS. The terms of this Note shall be binding upon Borrower, and upon Borrower’s heirs, personal representatives, successors and assigns, and shall inure benefit of Lender and Us successors and assigns

NOTIFY US OF INACCURATE INFORMATION; WE REPORT TO CONSUMER REPORTING AGENCIES. Borrower may notify Lender If tender reports an inaccurate information about Borrower’s account(s) to a consumer reporting agency. Borrower’s written notice describing the specific inaccuracy(ies) should be sent to Lender at the following address: Langley Federal Credit Union Commercial Lending Department 721 Lakefront Commons, Suite 105 Newport News. VA 23606.

GENERAL PROVISIONS. If any part of this Note cannot be enforced, this fact will not affect the remaining provisions of the Note. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note. to the extent allowed by law, waive presentment, demand for payment, and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of lime) this loan or release any party or guarantor or collateral or impair, fail to realize upon or perfect Lender’s security interest in the collateral and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice lo anyone other than the party with whom the modification is made.

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS. BORROWER AGREES TO THE TERMS OF THE NOTE.

BORROWER ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS PROMISSORY NOTE.

THIS NOTE IS GIVEN UNDER SEAL AND IT IS INTENDED THAT THIS NOTE IS AND SHALL CONSTITUTE AND HAVE THE EFFECT OF A SEALED INSTRUMENT ACCORDING TO LAW.

PROMISSORY NOTE

Loan No:	5510059503301	(Continued)	Page 4

BORROWER:

COF NORTH, LLC, A VIRGINIA LIMITED LIABILITY COMPANY

By: COF NORTH MANAGEMENT, LLC, A VIRGINIA LIMITED LIABILITY COMPANY, ITS MANAGER

By:	/s/ Mark W. Claud (Seal)
Mark W. Claud, Manager

LENDER:

LANGLEY FEDERAL CREDIT UNION

X	/s/ Natasha Mertz
Authorized Signer

ADDENDUM TO LOAN DOCUMENTS

THIS ADDENDUM TO LOAN DOCUMENTS (’‘Addendum’’) is made as of this 3rd day of November 2017, by and among COF NORTH, LLC, a Virginia limited liability company (“Borrower”) MARK W. CLAUD (“Guarantor”) and LANGLEY FEDERAL CREDIT UNION (’‘Lender’’). and is attached to and made a part of the Business Loan Agreement, Promissory Note, Credit Line Deed of Trust, Assignment of Rents, Commercial Security Agreement, Hazardous Substances Certificate and Indemnity Agreement, and Commercial Guaranty more particularly described below (collectively, the “Loan Documents’”). The terms of this Addendum shall supplement the Loan Documents, and in the case of conflict, the terms of this Addend um shall govern.

Recitals:

A.       Borrower has executed and delivered to Lender a Business Loan Agreement, a $8,600,000.00 Promissory Note (the “Promissory Note”), a Credit Line Deed of Trust, an Assignment of Rents, a Commercial Security Agreement, a Hazardous Substances Certificate and Indemnity Agreement, and a Commercial Guaranty all doted as of the day and year first above written.

B.       Borrower, Guarantor and Lender desire to amend and supplement the terms of the Loan Documents as set forth herein.

C.       Capitalized terms, not otherwise defined in this Addendum, shall have the same meanings us in the Loan Documents.

NOW, THEREFORE, the parties hereto, in consideration of the mutual promises and covenants contained herein and in the Loan Documents, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged. and intending to be legally bound hereby, agree that the Loan Documents are amended and supplemented as follows:

1.       No Event of Default shall be deemed to have occurred with respect to a failure to make a payment when due unless such failure continues for more than fifteen (15) days after the date due.

2.       A new paragraph to the Business Loan Agreement, the Promissory Note, the Credit Line Deed of Trust, the Assignment of Rents, and the Commercial Security Agreement designated ’·Right to Cure·• is hereby added to all of the Loan Documents incorporating the following language:

If any default other than a default in payment, is curable, it shall not constitute an Event of Default if (a) cured within thirty (30) days of written notice of the default being given by Lender to Borrower and any defaulting party to the Loan Documents other than Borrower (the “Other Defaulting Party”), or (b) if the cure requires more than thirty (30) days, the Borrower or Other Defaulting Party, if any, diligently initiates steps, on receipt of written notice of default from Lender. to cure the default and thereafter continues and completes all reasonable and necessary steps to effect a cure as soon as reasonably practical.

3.       The Loan Documents are hereby amended such that “attorneys’ fees” shall be revised to read “‘reasonable attorneys’ fees” in all instances.

4.       The Guaranty Agreement shall not provide for a confession of judgment, and any such provision shall not be operative.

5.       Lender shall not exercise any right or remedy against Borrower under the Assignment of Rents or under the provisions of the Credit Linc Deed of Trust relating to assignment of rents, issues. and profits, including without limitation revocation of the license granted to Borrower to manage and operate the Property and to collect. receive, and apply rents, issues, and profits, unless and until an Event of Default has occurred.

6.       The “Environmental Studies” paragraph appearing. in the Business Loan Agreement is hereby amended by adding the following language after the phrase “requested by Lender” in the second line:

(but only in the event Lender reasonably believes a release of Hazardous Substance(s) has occurred)

7.       The indemnity or hold harmless obligations of Borrower under the Loan Documents shall not apply to claims, actions, liabilities, suits, judgments, losses, fines, penalties, costs, expenses, or fees arising out of or caused by the gross negligence or intentional misconduct of Lender or its employees or agents.

8.       The “Financial Covenants and Ratios” paragraph in the Business Loan Agreement is hereby amended to rend as follows:

DSCR Ratio. Maintain a ratio of DSCR in excess of 1.350 to 1.000. Global Debt Service Coverage Ratio (DSCR) shall be calculated based on the Borrower’s tiled Federal Income Tax Returns, Financial Statement(s) and Reports, as follows: cash flow divided by debt service. This coverage ratio will be evaluated as of year-end annually beginning with the year ending December 31, 2017.

9.        Notwithstanding anything to the contrary set forth in the Loan Documents, the Borrower will maintain its books and finances on a cash basis.

10.       Provided that Borrower is not in default under the Loan Documents and provided that a loss does not exceed the sum of $100,000, Borrower shall be entitled to receive all insurance proceeds and condemnation awards and proceeds paid or payable as a result of a casualty or condemnation affecting the Property, so long as Borrower uses such sums to repair or restore the Property in a commercially reasonable manner.

11.     The “Power of Attorney” paragraph appearing in the Assignment of Rents is hereby amended by adding the following sentence to the end of such paragraph:

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The powers granted in the preceding sentence shall not be exercised by Lender unless or until an Event of Default has occurred under this Agreement.

12.       Any inspections of the Collateral or the Property, both as defined in the Loan Documents, to be performed by Lender or its agents shall not unreasonably interfere with Borrower’s normal business operations Lender is permitted to inspect the Collateral or the Property during Lender’s normal business hours.

13.       The “Hazardous Substances” paragraph appearing in the “Representations ·• section of the Hazardous Substances Certificate and Indemnity Agreement is hereby amended to delete the phrase whenever and whether owned by previous occupants, has ever contained” and replace it with the word “contains.’”

14.       The ’“Indemnitors Waiver and Indemnification’’ section of the Hazardous Substances Certificate and Indemnity Agreement is hereby amended to insert the parenthetical phrase (other than those arising solely out of the gross negligence, willful misconduct, or bad faith of the party to whom the obligations in this paragraph are owed”) between the word ’ person” and subsection (a) in the fourth line of the section.

15.       The ’“Survival” section of the Hazardous Substances Certificate and Indemnity Agreement is hereby amended to insert the following al the end of the paragraph:

Notwithstanding anything to the contrary contained herein, the obligations and liabilities of Indemnitor under this Agreement shall terminate and be of no further force and effect when all of the following conditions are satisfied in full:(a) there has been no change between the date hereof and Trigger Date i n any Environmental Laws, the effect or which change may be to make a lender or mortgagee liable in respect to any matter for which the Lender is entitled to indemnification pursuant to this Agreement, (b) Lender shall have received, at Indemnitor’s expense, an Environmental Report dated within ninety (90) days of the Trigger Date showing. to the reasonable satisfaction of Lender, that there exists no matter for which the Lender is entitled to indemnification pursuant to this Agreement, and (c) seven (7) years have passed since the Trigger Date.

16.      The term “Trigger Date is hereby added to the “Definitions’ ” section of the Hazardous Substances Certificate and Indemnity Agreement:

Trigger Date. The term “Trigger Date” means either of the following as applicable: (i) the date on which the outstanding indebtedness under the Note shall have been paid indefeasibly in full, whether at maturity, as the result of acceleration, in connection with any prepayment, or otherwise, or (ii) the date on which the Property shall have been conveyed pursuant to a foreclosure of the deed of trust or deed in lieu thereof.

17.      In each instance, the Loan Documents where entry of a judgment against the Borrower or Guarantor constitutes an Event of Default, the amount of the judgment that constitutes an Event of Default is raised from $10,000 to $50,000.

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18.       The “Application of Insurance Proceeds” section of the Commercial Security Agreement is hereby amended to increase the monetary amount of loss that requires notification from $1,000 to $10,000.

19.       The “Guaranties” section of the Business Loan Agreement is amended to slate that the obligations of the Guarantor under the Guaranty Agreement are limited lo losses and or damages suffered by Lender which arise from the Borrower’s and ‘or Guarantor’s: (a) voluntary or involuntary bankruptcy filing, (2) non-compliance with reporting and budget approval covenants contained in the related documents, (3) fraudulent conduct, (4) material misrepresentation, (5) criminal acts, (6) misappropriation of funds or other property of the Borrower or (7) transfer or conveyance or all or a portion of the lender’s collateral in violation of the provisions of the Related Documents.

20.       Except as expressly amended and supplemented herein, the terms and conditions of the Loan Documents shall remain unchanged and in full force and effect. Any other provisions of the Loan Documents, to the extent inconsistent with this Addendum, are hereby deemed amended and restated to be consistent herewith in all respects.

(See Attached Signatures)

IN WITNESS WHEREOF. the parties have executed this Addendum as of the day and year first above written.

BORROWER:

COF NORTH, LLC,
a Virginia limited liability company

By:	COF NORTH MANAGEMENT, LLC,
a Virginia limited liability company. its Manager

By:	/s/ Mark W. Claud	(SEAL)
Mark W. Claud. Manager

COMMONWEALTH OF VIRGINIA:

CITY/COUNTY OF HENRICO

I hereby certify that on this 2 day of November 2017, before me. the undersigned Notary Public in and for the Commonwealth of Virginia. at large, personally, appeared Mark W. Claud the Manager of COF North Management, LLC, a Virginia limited liability company, the Manager of COF North. LLC, a Virginia limited liability company. known to me or satisfactorily proven to be the person whose name is subscribed to the foregoing instrument and acknowledged that he executed the foregoing on behalf of COF North LLC, a Virginia limited liability company, for the purposes set forth herein.

/s/ Darci K. Poole	(Seal)

Notary Public

My Commission Expires: 3/31/2021

Registration Number: 7553162

GUARANTOR:

MARK W. CLAUD

/s/ Mark W. Claud	(Seal)

COMMONWEALTH OF VIRGINIA:

CITY/COUNTY OF HENRICO

I hereby certify that on this 2 day of November 2017, before me, the undersigned Notary Public in and for the Commonwealth of Virginia, at large, personally appeared Mark W. Claud, known to me or satisfactorily proven to be the person whose name is subscribed to the foregoing instrument and acknowledged that he executed the foregoing for the purposes set forth herein .

/s/ Darci K. Poole
Notary Public

My Commission Expires: 3/31/2021

Registration Number: 755362

LANGLEY FEDERAL CREDIT UNION

By:	/s/ Natasha Mertz
Authorized Signer

COMMONWEALTH OF VIRGINIA:

CITY COUNTY OF NEWPORT NEWS

I hereby certify that on this 3 day of November, 2017, before me, the undersigned, Notary Public in and for the Commonwealth of Virginia, at large, personally appeared Natasha Merz the VP Comm Lending of Langley Federal Credit Union, known to me or satisfactorily proven to be the person whose name is subscribed to the foregoing instrument and acknowledged that she executed the foregoing on behalf of the Credit Union, for the purposes set forth herein.

/s/ Tracy E. Pesante	(Seal)
Notary Public

My Commission Expires: 4/30/18

Registration Number: 7595763